UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2008

DEFENSE SOLUTIONS HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-146290 (Commission File Number)	26-3624592 (IRS Employer Identification Number)
707 Eagleview Boulevard, Suite 100 Exton, Pennsylvania 19341-1159 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 833-6000

Flex Resources Co., Ltd.
2764 N. Green Valley Parkway, Suite 529
Henderson, Nevada 89014

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2008, Defense Solutions Holding, Inc. (formerly known as Flex Resources Co., Ltd.). (the “Company”), Defense Solutions, Inc., a Delaware corporation (“Defense Solutions”) and DefSol Acquisition Corp., a Delaware corporation (“Acquisition Corp.”) and wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Acquisition Corp. was merged with and into Defense Solutions, with Defense Solutions surviving as a wholly owned subsidiary of the Company (the “Merger”). The Company acquired all of the outstanding capital stock of Defense Solutions in exchange for issuing shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”) to Defense Solutions’ stockholders at a ratio of 2.3163 shares of Common Stock for each share of Defense Solutions common stock outstanding at the effective time of the Merger. In connection with the Merger, the Company changed its corporate name to “Defense Solutions Holding, Inc.”

Contemporaneous with the closing of the Merger, the Company sold to subscribers 125,000 shares of the Company’s common stock in a private offering for an aggregate purchase price of $250,000 (the “Private Placement”). As a result of the Share Exchange and Private Placement, the Company had 31,921,292 shares of Common Stock outstanding as of November 18, 2008.

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 14, 2008, the Merger described in Item 1.01 was completed. As a result of the Merger, Defense Solutions became a wholly owned subsidiary of the Company.

In connection with the Merger, the Company completed an initial closing of the Private Placement of 125,000 shares of Common Stock to accredited investors. The Company may sell up to an aggregate of 3,500,000 shares of Common Stock in the Private Placement. The Private Placement offering, which is subject to market conditions, will be made within the United States to only qualified accredited investors. The shares offered pursuant to the Private Placement have not been registered under the Securities Act of 1933 or applicable state laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This report shall not constitute an offer to sell or a solicitation of an offer to buy the shares of the Company’s Common Stock.

The Company received gross proceeds from the initial closing of the Private Placement of $250,000 (the “Initial Closing”). Immediately prior to the Merger and the Initial Closing, a principal stockholder of the Company forfeited and delivered to treasury 32,074,000 shares of Common Stock.

The Company intends to carry on Defense Solutions’ business in the same manner as it was carried on by Defense Solutions before the Share Exchange. As a result of the Merger, the Company has relocated its headquarters to Exton, Pennsylvania and maintains branch offices in Baghdad, Iraq;, Conakry, Guinea, West Africa and Washington, D.C. Defense Solutions is an international project management, business development and executive consulting firm serving the defense and homeland security markets. Defense Solutions’ principal executive offices are located at 707 Eagleview Boulevard, Suite 100, Exton, Pennsylvania 19341 and its telephone number is (610) 833-6000.

Description of the Company

The Company was incorporated in the State of Nevada on February 8, 2007. From inception until August 28, 2008, the Company was an exploration stage company with plans to explore certain mining claims known as the “Alps” which were held by the Company’s British Columbia subsidiary, Flex Resources, Ltd. On August 28, 2008, the Company sold all of the outstanding shares of common stock of Flex Resources, Ltd. to Llom Komo, its former President and director, for $100. Upon the completion of the Merger, the Company acquired Defense Solutions. The Company intends to operate Defense Solutions as its sole line of business.

Description of Defense Solutions

BUSINESS

Unless otherwise indicated or the context otherwise requires, all references below to the “Company” mean Defense Solutions Holding, Inc. and Defense Solutions, Inc. on a consolidated basis after the Share Exchange.

Overview

Defense Solutions is an international program/project management, business development and executive consulting firm established in 2001 to serve the defense, homeland security information technology and telecommunications markets.

Defense Solutions has consulted with and worked for U.S. federal and state agencies, including the White House, Department of Defense, Department of the Army, Department of State, Department of Homeland Security, Department of Interior, and the Pennsylvania General Assembly to devise and implement strategies supporting armed forces and civilian programs. In addition, in support of U.S. led coalition efforts, Defense Solutions has provided services to the Iraqi Ministry of Defense and the North Atlantic Treaty Organization (NATO).

Defense Solutions’ primary business activities to date have been focused on:

•	the supply, refurbishment, modernization, and maintenance of military vehicles and equipment, including armored vehicles and main battle tanks;

•	strategic studies, analyses and evaluations;

•	Mission Oriented Business Improvement Services (MOBIS)

•	homeland security services;

•	program management; and

•	maritime security.

Defense Solutions has assembled a team of senior executives and advisors with significant military and government experience and developed an extensive network of relationships that it believes enhances its ability to exploit opportunities in the defense and homeland security markets.

Supply and Refurbishment of Military Vehicles

Defense Solutions repairs and overhauls main battle tanks, armored personnel carriers, infantry fighting vehicles, self-propelled howitzers and other vehicles, including military trucks, electrical generator sets, airport fire-fighting vehicles, mobile water tank vehicles and trailers,.

In 2005, Defense Solutions contracted with the Ministry of Defense of the Republic of Iraq, Multi-National Security Transition Command-Iraq (MNSTC-I) and NATO to deliver refurbished T-72 main battle tanks to Iraq. A total of 77 T-72 main battle tanks were supplied to the Iraqi Army pursuant to this engagement. Since that time, Defense Solutions has been seeking additional engagements with Multi-National Force - Iraq and Iraq coalition partners to refurbish, deliver and upgrade armored vehicles, including T-72 Main Battle Tanks, BTR-80 Armored Personnel Carriers, and various recovery, maintenance, ammunition and medical evacuation vehicles; however, no assurance can be given that Defense Solutions will be awarded additional contracts.

Defense Solutions armored vehicles services include vehicle and equipment refurbishment and remanufacture. In performing these services, Defense Solutions typically modifies a base vehicle to the specifications of its customer. In addition to general engine overhaul, repair and overhaul services include armoring, installation of ventilators, bulletproof windows, emergency escapes, intercom systems, fire suppression systems, reinforcement and armoring of doors, and installation of day/night thermal sights and observation instruments. Technology upgrades include installation of laser range finders and detection systems. Upgrades to battle tanks include gun and turret stabilization systems, battle management systems, life support systems, thermal and laser technology, explosive reactor armor and smoothbore gun and cannon installations.

To date, Defense Solutions vehicle refurbishment and repair services have been conducted at the facility of its subcontractor HM CURRUS Combat Vehicle Technique Company (“CURRUS”), a company controlled by the Hungary Ministry of Defense, in Gödöllö, Hungary.

Strategic Studies and Evaluations

The Defense Solutions management team collectively has extensive experience in defense, homeland security and government affairs that enables it to conduct strategic studies and perform in-depth analyses to identify requirements, examine market conditions, assess critical areas, produce strategies, develop policies, and plan execution for a variety of customers. Studies conducted to date include:

•	A Comprehensive Study and Review of Veteran Services in Pennsylvania, conducted for the Pennsylvania General Assembly;

•	Homeland Security market analysis for Elbit Systems;

•	Strategic studies in the Defense and Homeland Security markets for Raytheon and Lockheed Martin;

•	The White House Study on Critical Infrastructure Protection (Classified), conducted for the Executive Office of the President of the United States;

•	Military market analysis and development of a penetration strategy for a specialized tool manufacturing company; and

•	Facility security and vulnerability assessments for various customers.

Mission Oriented Business Improvement Services (MOBIS)

The U.S. General Services Administration (the “GSA”) has awarded Defense Solutions a Federal Supply Schedule contract for Mission Oriented Business Integrated Services (“MOBIS”). Under MOBIS, Defense Solutions is able to provide expert advice, assistance, guidance or counseling in support of federal government agencies’ mission oriented business functions, including management or strategy consulting; program planning, audits and evaluations; studies, analyses, scenarios and reports relating to mission-oriented business programs or initiatives, such as defense studies, tabletop exercises or scenario simulations; educational studies, regulatory studies, economic studies and preparedness studies; executive/ management coaching services; customized training as part of a consulting engagement; policy and regulatory development and review; expert witness services in support of litigation, claims or other formal cases, and advisory and assistance services.

With a MOBIS agreement, Defense Solutions can be awarded contracts without the need for the government to conduct a competitive bid process as Defense Solutions has already been accepted as a qualified supplie,r and the government has already agreed to the acceptable wage rates.

As of November 15, 2008, Defense Solutions was executing the following contractual statements of work:

•	11 Task Orders under a U.S. National Park Service Blank Purchase Agreement for fleet management services;

•	A subcontract arrangement to provide the Department of Homeland Security-Office of Management and Logistics with the services of a full time aviation asset manager.

•
A Consultant’s Agreement with the State of Maryland Port Administration (“MPA”) Agency pursuant to which Defense Solutions has been engaged to provide expertise, labor, materials and transportation to provide port safety and security services for implementation of facility security requirements of the Marine Transportation Security Act and to provide security measures that could be used to provide security for MPA-owned facilities.

Homeland Security

Defense Solutions supports government and commercial customers with homeland security, military, and information security expertise and provides in-depth analysis of strategic and operational concepts, policies and material acquisition programs to support key decision makers. The Defense Solutions team of experts, representing the relevant homeland security, military services, and information technology practice areas, have first-hand knowledge of modern-day operational and technological capabilities that enables Defense Solutions to identify requirements, assess critical areas, produce strategies and implement and execute programs. Members of the Defense Solutions team have:

•	commanded state-level law enforcement organizations;

•	commanded Battalion-level fire service organizations;

•	organized, trained and lead SWAT teams;

•	led security operations at the 1984 Olympic Games in Atlanta;

•	led security operations during visits by the U.S. President and Pope John Paul II;

•	led security operations at Governor’s Association Conferences; and

•	commanded military forces in support of local authorities during domestic emergencies.

The Defense Solutions Homeland Security Team includes personnel who have served on:

•	Department of Homeland Security Planning Teams;

•	Local Emergency Planning Committees;

•	Regional Counter-Terrorism Task Forces;

•	The Chemical Industry Joint Community Advisory Committee; and

•	The Community Emergency Response Team Working Group.

Program Management

Defense Solutions has significant experience and expertise in its program management practice. Programs managed to date include:

•	2005 Tank Refurbishment Project for MNSTC-I, NATO, and The Republic of Iraq;

•
Wired Obstacle Detection System Test and Evaluation with the U.S. Army Aviation Applied Technology Directorate for Electro-Optics, Industries, Ltd., an Israeli firm engaged in the development and production of electro-optics systems and products.;

•
International Cooperative Research and Development Programs (International CRADA development) with the Armament, Research, Development and Engineering Center (“ARDEC”), located at Picatinny Arsenal, New Jersey for RAFAEL U.S.A., the U.S. affiliate of Rafael Armament Development Authority, Ltd., an Israeli firm engaged in the development of armaments and combat platforms.

Maritime Security and the Marine Industry

Defense Solutions has the expertise necessary to provide maritime security and other services to the marine industry. Its range of services includes:

•
Maritime Security and Vulnerability Assessments - The Defense Solutions team conducts assessments of ports, facilities, and vessels under the International Ship and Port Facility Security Code and the U.S. Maritime Transportation Security Act. Services include vessel security assessment (including tankers, bulk, break bulk, containers, rigs and barges) and facility security assessments (including power generation stations, automobile import/export terminals, and bulk commodity and steel plants).

•
Threat Assessments - The Defense Solutions team, includes career law enforcement personnel, a former special agent in charge of the Florida Department of Law Enforcement, and former agents of the Federal Bureau of Investigation, who are experienced in conducting port, region, and local threat and vulnerability assessments.

•	Security Plan Development - Using data developed from security assessments, Defense Solutions prepares comprehensive security plans that include security procedures, training, and technology.

•
U.S. Coast Guard Liaison Services - Defense Solutions can represent clients in dealings with the U.S. Coast Guard and can assist vessel personnel to prepare a ship for a Coast Guard Port Site Control Examination to mitigate deficiencies and avoid vessel detentions.

•
Security Exercises - Defense Solutions has the expertise to plan, participate in and execute various maritime exercises, including oil and hazardous material spill drills, security drills, and other emergency response drills.

•
Training Services - Defense Solutions offers a variety of training courses including ship or company security officer training, general security awareness training for employees, security planning and procedures training, awareness training for personnel traveling to foreign locations, and maritime law enforcement training for security forces.

Competition

In the supply and refurbishment of military vehicles, Defense Solutions competes primarily with a number of larger companies, including U.S.-based Textron, Inc. and General Dynamics, Inc., the Austrian company Steyr-Daimler-Puch Spezialfahrzeug GmbH, the French company GIAT industries, the German company MOWAG/Rheinmetall AG and the Italian company IVECCO-Oto Melara. Each of these companies has greater name recognition, marketing and financial resources than Defense Solutions. To enable it to compete more effectively with these larger companies, Defense Solutions collaborates with other companies, including CURRUS, VOP Trencin, a Slovakian company, and Excalibur, a Czechoslovakian company, which have an Eastern European presence and increase the resources that can be offered to potential customers. In addition, Defense Solutions has focused its efforts on the refurbishment and upgrade of Eastern bloc military vehicles which is a market that has fewer U.S. and European based competitors. In this market, Defense Solutions competes primarily on the basis of expertise, price and product performance and quality. Competitors in this segment of the market include Sagem, Defense Securite, a French company, and Bumar, a Polish company.

In performing strategic studies and evaluations, Defense Solutions generally competes in a fragmented industry with a number of large companies and many smaller firms. To enhance its ability to compete for large engagements, Defense Solutions seeks to team with large firms that dominate this market segment, including Booz Allen Hamilton Inc. rather than compete for these projects alone. In competing for these collaborative opportunities, as well as smaller projects, Defense Solutions competes on the basis of the expertise and reputation of senior consultants, timeliness and to a lesser extent, price.

In conducting fleet management services and studies, Defense Solutions competes primarily against a number of small and medium sized firms such as Municipal Fleet Consultants, Merchants Leasings and Mercury Associates. Defense Solutions believes that expertise and price are the two principal factors on which it competes for these opportunities.

In performing port security studies and assessments, Defense Solutions competes with larger firms such as ABS Consulting, Obrien’s Group and Scence Applications International Corporation (SAIC) as well as smaller firms such as C&H Patriot Security and Silva Consultants.

Suppliers

Defense Solutions acquires the parts and components necessary to provide its vehicle refurbishment and upgrade services from various suppliers in the United States, Israel, Central Europe, Eastern Europe and Jordan. Defense Solutions chooses not to align itself with any one supplier so that it can select the best solution for its customers. Generally, there are multiple sources of supply for the parts and components it uses.

The government of Hungary donated the main battle tanks as well as certain recovery vehicles that Defense Solutions refurbished, upgraded and supplied to Iraq.

Regulatory Matters

Contracts with the U.S. government are subject to certain regulatory requirements. Under U.S. government regulations, certain costs, including certain financing costs, portions of research and development costs, lobbying expenses, certain types of legal expenses and certain marketing expenses related to the preparation of bids and proposals, are not allowed for pricing purposes and calculation of contract reimbursement rates under cost-reimbursement contracts. The U.S. government also regulates the methods by which allowable costs may be allocated under U.S. government contracts.

Defense Solutions’ government contracts are subject to audits at various points in the contracting process. Pre-award audits are performed at the time a proposal is submitted to the U.S. government for cost-reimbursement contracts. The purpose of a pre-award audit is to determine the basis of the bid and provide the information required for the U.S. government to negotiate the contract effectively. In addition, the U.S. government may perform a pre-award audit to determine the capability of Defense Solutions to perform under a contract. During the performance of a contract, the U.S. government may have the right to examine costs incurred by Defense Solutions in the contract, including any labor charges, material purchases and overhead charges. Upon a contract’s completion, the U.S. government performs an incurred cost audit of all aspects of contract performance for cost-reimbursement contracts to ensure that Defense Solutions has performed the contract in a manner consistent with its proposal. The government also may perform a post-award audit for proposals that are subject to the Truth in Negotiations Act, which are proposals in excess of $600,000, to determine if the cost proposed and negotiated was accurate, current and complete as of the time of negotiations.

The Defense Contract Audit Agency (“DCAA”) performs these audits on behalf of the U.S. government. The DCAA also reviews the adequacy of, and Defense Solutions’ compliance with, its internal control systems and policies, including its purchasing, property, estimating, compensation and management information systems. The DCAA has the right to perform audits on incurred costs on all contracts on a yearly basis. An adverse finding under a DCAA audit could result in the disallowance of Defense Solutions’ costs under a U.S. government contract, termination of U.S. government contracts, forfeiture of profits, suspension of payments, fines and suspension and prohibition from doing business with the U.S. government. In the event that an audit by the DCAA recommends disallowance of Defense Solutions’ costs under a contract, Defense Solutions has the right to appeal the findings of the audit under applicable dispute resolution provisions. Approval of submitted yearly contract incurred costs can take from one to three years from the date of submission of the contract costs.

Sales and Marketing

Defense Solutions markets its services to U.S. and foreign governments, including their military branches. It also markets its services to commercial entities in the U.S. and abroad.

To expand its capabilities and its ability to obtain and fulfill contract awards, Defense Solutions has entered into teaming agreements with larger companies, including, among others, DynCorp International, Ltd., MPRI, an L-3 communications company, and Omega Training Group, Inc.

Intellectual Property

Defense Solutions does not own any trademarks or patents and does not believe its business is dependent on trademarks or patents.

Facilities

Defense Solutions’ corporate headquarters is located in Exton, Pennsylvania under a lease for approximately 4,300 square feet of office space expiring in November 30, 2010. Defense Solutions also maintains an unstaffed office in Washington D.C. under a lease that expires on September 30, 2008, 4,000 square feet of office space in Bagdhad, Iraq under a lease that expires on September 30, 2009 and 500 square feet of office space in Conakry, Guinea, West Africa under a lease that expires on December 31, 2008. Defense Solutions believes that its facilities are adequate and suitable for its current operations.

Defense Solutions’ vehicle refurbishment and repair services have been performed at the facility of its subcontractor, CURRUS, in Gödöllö, Hungary. The facility is located on approximately 200 acres, and its main workshop is approximately 200,000 square feet.

Cautionary Statements

Defense Solutions has a limited operating history, which limits the information available to you to evaluate its business.

Defense Solutions began its operations in 2001. Defense Solutions incurred net losses of approximately $1,995,928 and $565,287 during the years ended December 31, 2007 and 2006, respectively, and $1,158,310 during the six months ended June 30, 2008. There is limited operating and financial information to evaluate Defense Solutions’ historical performance and the Company’s future prospects. Following the closing of the Merger, Defense Solutions and the Company together face the risks and difficulties of an early-stage company including the uncertainties of market acceptance, competition, cost increases and delays in achieving business objectives. There can be no assurance that the Company will succeed in addressing any or all of these risks or that it will achieve future profitability, and the failure to do so would have a material adverse effect on the Company’s business, financial condition and operating results.

The Company’s existing U.S. government contracts are subject to continued appropriations by Congress and may be terminated or delayed if future funding is not made available.

The Company derives a significant portion of its revenue from contracts with the U.S. government. Future sales from orders placed under existing U.S. government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal-year basis even though contract performance may extend over many years.

As a defense contractor, the Company has benefited from an upward trend in overall U.S. defense spending over the last several years. However, it cannot guarantee that this trend will continue for any period of time. Government programs in which the Company participates, or in which the Company may seek to participate in the future, must compete with other programs for consideration during the government’s budget formulation and appropriation processes. Budget decisions made in this environment may have long term consequences for the size and structure of the Company’s business, and that of the overall defense industry. There remains the possibility that one or more of the Company’s programs will be reduced, extended, or terminated. Reductions in the Company’s existing programs, unless offset by other programs and opportunities, could adversely affect the Company’s ability to grow its sales and profitability.

In addition, although many of the Company’s U.S. government contracts require performance over a period of years, Congress often appropriates funds for these contracts for only one year at a time. As a result, the Company’s contracts typically are only partially funded at any point during their term, and all or some of the work intended to be performed under the contracts will remain unfunded pending subsequent Congressional appropriations and the obligation of additional funds to the contract by the procuring agency. Therefore, the Company may not receive the full amount expected under a contract.

The Company’s revenues depend on its ability to maintain its level of government business and with new contracts. The loss of contracts with government agencies could adversely affect the Company’s revenues.

The Company derived 59% of its total revenue in the 2007 fiscal year and 10% of its total revenue in the 2006 fiscal year from federal government contracts. The Company expects that contracts with the federal government and with government agencies will continue to be the primary source of revenue for the foreseeable future. If the Company was suspended or debarred from contracting with the government generally, with the General Services Administration, or any significant agency in the Department of Defense, or if its reputation or relationship with government agencies were to be impaired, or if the government otherwise ceased doing business with or significantly decreased the amount of business it does with the Company, the Company’s business, prospects, financial condition and operating results could be materially and adversely affected. Further, the Company expects that much of the business that it expects to seek in the foreseeable future likely will be subject to a competitive bidding process. Competitive bidding presents a number of risks, including:

•	the need to compete against companies or teams of companies with more financial and marketing resources and more experience in bidding on and performing major contracts than the Company has;

•
the need to compete against companies or teams of companies that may be long-term, entrenched incumbents for a particular contract for which the Company is competing and that have, as a result, greater domain expertise and better customer relations;

•	the expense and delay that may arise if the Company’s competitors protest or challenge new contract awards;

•	the need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties, cost overruns or both;

•
the substantial cost and managerial time and effort, including design, development and marketing activities, necessary to prepare bids and proposals for contracts that may not be awarded to the Company;

•	the need to develop, introduce, and implement new and enhanced solutions to the Company’s customers’ needs;

•	the need to locate and contract with teaming partners and subcontractors; and

•	the need to accurately estimate the resources and cost structure that will be required to perform any fixed-price contract that the Company is awarded.

If the Company is unable to win particular contracts that are awarded through the competitive bidding process, the Company may not be able to operate in the market for services that are provided under those contracts for a number of years. If the Company wins a contract, and upon expiration, if the customer requires further services of the type provided by the contract, there is frequently a competitive rebidding process and there can be no assurance that the Company will win any particular bid, or that it will be able to replace business lost upon expiration or completion of a contract.

Because of the complexity and scheduling of contracting with government agencies, the Company may incur costs before receiving contractual funding by the government agency. In some circumstances, the Company may not be able to recover these costs inw hole or in part under subsequent contractual actions.

If the Company is unable to consistently retain existing contracts or win new contract awards, its business prospects, financial condition and results of operations will be adversely affected.

The Company’s business could be adversely affected by changes in budgetary priorities of the federal government or the foreign governments with which it has contracts.

Changes in government budgetary priorities could directly affect the Company’s financial performance. A significant decline in government expenditures, a shift of expenditures away from programs that the Company supports, or a change in government contracting policies could cause government agencies to reduce their purchases under contracts, to exercise right to terminate contracts at any time without penalty, or not to exercise options to renew contracts. Any such actions could cause the Company’s actual results to differ materially and adversely from those anticipated.

The Company may experience production delays if suppliers fail to deliver materials to it.

The Company’s outsourced manufacturing processes for certain products consists of assembly of purchased components and testing of the product at various stages in the assembly process. Although the Company can obtain materials and purchase components for these products from a number of different suppliers, several suppliers are the Company’s sole source of certain components. If a supplier should cease to deliver such components, the Company believes that it would probably find other sources; however, this could result in added cost and manufacturing delays. In addition, certain products may not always be readily available.

If the Company’s subcontractors fail to perform their contractual obligations, the Company’s prime contract performance and the Company’s ability to obtain future business could be materially and adversely affected.

Many of the Company’s contracts involve subcontracts with other companies upon which the Company relies to perform a portion of the services that it must provide to its customers. There is a risk that that there may be disputes with the Company’s subcontractors, including disputes regarding the quality and timeliness of work performed by the subcontractor, the work share provided to the subcontractor, customer concerns about the subcontract, the Company’s failure to extend existing task orders or issue new task orders under a subcontract, or the Company’s hiring of the personnel of a subcontractor or vice versa. A failure by one or more of the Company’s subcontractors to satisfactorily provide on a timely basis the agreed-upon supplies or perform the agreed-upon services may materially and adversely impact the Company’s ability to perform the Company’s obligations as the prime contractor. Subcontractor performance deficiencies could result in a customer terminating the Company’s contract by default. A default termination could expose the Company to liability and have a material adverse effect on the Company’s ability to compete for future contracts and orders. In addition, a delay in the Company’s ability to obtain components and equipment parts from its suppliers may affect the Company’s ability to meet customers’ needs and may have an adverse effect upon the Company’s profitability.

The Company’s international operations expose it to the risks of doing business in foreign countries.

The Company derives a significant portion of its total revenues from international sales, including sales to foreign governments and agencies. The Company’s international business may pose greater risks than its domestic business due to the greater potential for changes in foreign economic and political environments. The Company’s international business is also highly sensitive to changes in foreign national priorities and government budgets. The Company cannot be certain that it will maintain significant international operations or that any such operations will be successful. Any international operations the Company establishes will be subject to risks that include, but are not limited to:

•	political and economic instability in foreign markets;

•	regulations and procurement policies of foreign agencies or governments, including regulations relating to import-export control and repatriation of earnings;

•	imposition of product tariffs and burdens;

•	costs of complying with a wide variety of international and U.S. export laws and regulatory requirements;

•	lack of local business experience;

•	foreign currency fluctuations;

•	geopolitical risks;

•	difficulty in enforcing intellectual property rights; and

•	language and other cultural barriers.

The sale of certain of the Company’s products outside the United States is highly regulated. Therefore, the Company’s inability to obtain the requisite licenses, meet registration standards or comply with applicable government export regulations may affect its ability to export products or to generate revenues from the sale of such products outside the United States, which could have a material adverse effect on its business, financial condition, and results of operations. Compliance with government regulations also may subject it to substantial fees, costs, and delays. The absence of comparable restrictions on competitors in other countries may adversely affect the Company’s competitive position.

If the Company fails to establish and maintain important relationships with domestic and foreign government entities and agencies, the Company’s ability to successfully bid for new business may be adversely affected.

To facilitate the Company’s ability to prepare bids for new business, it relies in part on establishing and maintaining relationships with officials of various domestic and foreign government entities and agencies. These relationships enable the Company to provide informal input and advice to government entities and agencies prior to the development of a formal bid. The Company may be unable to successfully maintain its relationships with government entities and agencies, and any failure to do so may adversely affect its ability to bid successfully for new business and could cause its actual results to differ materially and adversely from those anticipated.

The Company is dependent in part upon its relationships and alliances with industry participants in order to generate revenue.

The Company relies on the strength of its relationships with other industry participants to form strategic alliances. Some of its industry partners assist in the development of some of its products through teaming arrangements. If any of the Company’s existing relationships with its industry partners were impaired or terminated, the Company could experience significant delays in the development of new products, and the Company would incur additional development costs. The Company would need to fund these costs internally or identify new industry partners.

Some of the Company’s likely industry partners are also potential competitors, which may impair the viability of new or continued strategic relationships. While the Company must compete effectively in the marketplace, its future alliances may depend on its industry partners’ perception of it. The Company’s ability to win new and/or follow-on contracts may be dependent upon its relationships within the defense industry.

The Company has entered, and expects to continue to enter, into joint venture, teaming, and other arrangements, and these activities involve risks and uncertainties.

The Company has entered, and expects to continue to enter, into joint venture, teaming, and other arrangements. These activities involve risks and uncertainties, including the risk of the joint venture or applicable entity failing to satisfy its obligations, which may result in certain liabilities to it from guarantees and other commitments, the challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between the Company and its partners, and the difficulty of managing and resolving such conflicts and the business arrangements generally.

As a U.S. Government contractor, the Company is subject to a number of procurement rules, regulations, and procedures, including routine audits.

Government contractors must comply with specific procurement regulations and other requirements relating to the award, administration, and performance of U.S. government contracts, and are subject to routine audits and investigations by U.S. government agencies. These agencies review a contractor’s performance under its contracts, cost structure, and compliance with applicable laws, regulations, and standards. Any costs found to be allocated improperly to a specific contract will not be reimbursed or must be refunded if already reimbursed. If the Company fails to comply with procurement regulations or other requirements, or if an audit otherwise uncovers improper or illegal activities, the Company may be subject to civil and/or criminal penalties and/or administrative sanctions that may include termination or modification of contracts, forfeiture of profits, suspension of payments, fines and suspension, or prohibition from doing business with the U.S. government. In addition, the Company could suffer serious harm to its professional reputation if allegations of impropriety are made against it that could have an adverse effect on the Company’s ability to compete for future contracts.

The Company operates in highly competitive markets.

The markets in which the Company competes are highly competitive and are subject to rapid technological change. A potential liability to improve existing product lines and develop new products and technologies could have a material adverse effect on the Company’s business. In addition, the Company’s competitors could introduce new products with greater capabilities that could have a material adverse effect on the Company’s business.

The Company competes with many large and mid-tier defense contractors on the basis of performance, cost, overall value, delivery, and reputation. Additionally, some customers, including the Department of Defense, are increasingly purchasing “off the shelf” components from commercial suppliers in lieu of using traditional defense contractors to design and manufacture such items.

The Company’s operations involve rapidly evolving products and technological change.

The rapid change of technology is a key feature of the market for the majority of the Company’s defense applications. To succeed, the Company will need to design, develop, manufacture, assemble, test, market, and support new products and enhancements on a timely and cost-effective basis. The Company cannot guarantee that its partner companies will continue to maintain their historical levels of research and development. In the past, the Company has allocated substantial funds to capital expenditures, and the Company intends to continue to do so in the future. Even so, the Company cannot be certain that it will successfully identify new opportunities and continue to have needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render the Company’s products and systems obsolete or non-competitive.

A failure to attract and retain technical and other key personnel could reduce the Company’s revenues and its operational effectiveness.

There is a continuing demand for qualified and experienced technical and other key personnel, and the Company believes that its future growth and success will depend upon its ability to attract, train, and retain such personnel. Competition for personnel in the military industry is intense, and there is a limited number of individuals with knowledge of and experience in this industry. An inability to attract or maintain a sufficient number of technical and other key personnel could have a material adverse effect on the Company’s contract performance or on its ability to capitalize on market opportunities.

The Company’s earnings and margins may vary based on the mix of its contracts and programs.

As of November 18, 2008, the Company’s backlog included both cost reimbursable and fixed-price contracts. Cost reimbursable contracts generally have lower profit margins than fixed-price contracts. Production contracts are mainly fixed-price contracts, and developmental contracts are generally cost reimbursable contracts. The Company’s earnings and margins may vary materially depending on the types of long-term government contracts undertaken, the nature of the products produced, or services performed under those contracts, the costs incurred in performing the work, the achievement of other performance objectives and the stage of performance at which the right to receive fees, particularly under incentive and award fee contracts, is finally determined.

Under fixed-price contracts, the Company receives a fixed price irrespective of the actual costs it incurs and, consequently, any costs in excess of the fixed price are absorbed by it. Under time and materials contracts, the Company is paid for labor at negotiated hourly billing rates and for specific expenses. Under cost reimbursable contracts, subject to a contract-ceiling amount in certain cases, the Company is reimbursed for allowable costs and paid a fee that may be fixed or performance based. However, if the Company’s costs exceed the contract ceiling or are not allowable under the provisions of the contract or applicable regulations, the Company may not be able to obtain reimbursement for all such costs and may have its fees reduced or eliminated. The failure to perform to customer expectations and contract requirements can result in reduced fees and may affect the Company’s financial performance for the affected period. Under each type of contract, if the Company is unable to control costs it incurs in performing under the contract, the Company’s financial condition and operating results could be materially adversely affected. Cost over-runs or the failure to perform on existing programs also may adversely affect the Company’s ability to sustain existing programs and obtain future contract awards.

Actual or perceived sales of a significant number of shares of the Company’s common stock in the public market could adversely affect the price of the shares.

The Company cannot predict the extent to which the dilution, the availability of a large amount of shares for sale, and the possibility of additional issuances of shares of the Company’s common stock will negatively affect the trading price of the common stock or the liquidity of the common stock.

The Company’s operating results will be harmed if it is unable to manage and sustain its growth.

The Company’s success will depend on the expansion of its operations and the effective management of growth, which will place a significant strain on its management, operations and financial resources. To achieve its plan, the Company must hire and train additional marketing, sales, finance, planning, administrative and management personnel, and buy additional equipment, facilities, information technology and other infrastructure. The Company must also continue to develop its management, operational and financial systems, procedures and controls. The Company does not know if it will be able to expand its business rapidly enough or adequately manage this growth. If the Company does not accurately predict demand for its services, it may have too much or too little delivery capacity. If the Company overestimates demand, it may incur fixed expenses that are excessive, which would have a material and adverse effect on the Company’s operating results.

The market value of the Company’s Common Stock may be adversely affected if the Company is not able to fund its expansion from the net proceeds of the Private Placement

If the Company is unable to raise in the Private Placement, or generate on its own, the necessary funds for the further development and growth of its business, it may be required to seek additional capital. In addition, if the Company’s plans or assumptions with respect to its business change or prove to be inaccurate, the Company may be required to use part or all of the net proceeds of the Private Placement to fund such expenses and/or seek additional capital. This will depend on a number of factors, including, but not limited to: (i) the Company’s ability to successfully market its products and services; (ii) the growth and size of the security industry; (iii) the market acceptance of the Company’s products and services; and (iv) the Company’s ability to manage and sustain the growth of its business. If the Company needs to raise additional capital, it may not be available on acceptable terms, or at all. The Company’s failure to obtain required capital would have a material adverse effect on the Company’s business. If the Company issues additional equity securities in the future, you could experience dilution or a reduction in priority of your Company securities.

If the Company is unable to retain key personnel it will have an adverse effect on its business.

Defense Solutions’ operations have been and will continue be dependent on the efforts of Col. Timothy D. Ringgold, its Chief Executive Officer, LTC. John A. Little, its President and Chief Operating Officer and other management personnel. The continued development of the Company’s business is dependent on retaining the services of Col Ringgold, LTC. Little and other personnel who have been involved in the development of the Company’s business. The loss of key management, or an inability to attract and retain sufficient numbers of other qualified management personnel would adversely delay and could have a material adverse effect on its business, operating results and financial condition.

The Company does not maintain ‘‘key man’’ life insurance policies on its key personnel.

The Company does not have ‘‘key man’’ life insurance policies for Col. Ringgold, LTC Little or any other member of its management team. Even if the Company were to obtain ‘‘key man’’ insurance for any of such individuals, of which there can be no assurance, the amount of such policies may not be sufficient to cover losses experienced by it as a result of the loss of any member of its management team.

There has been no active public market for the Company’s securities, and prospective investors may not be able to resell their shares at or above the offering price, if at all.

There has been no active public market for the Company’s Common Stock. An active public market for the Company’s Common Stock may not develop or be in the future. The offering price in the Private Placement is not indicative of future market prices.

The market price of the Common Stock may fluctuate significantly in response to factors, some of which are beyond the Company’s control, such as litigation against the Company; the announcement of new contracts; quarterly variations in the Company’s competitors’ results of operations; changes in earnings estimates or recommendations by securities analysts; developments in the Company’s industry; and general market conditions and other factors, including factors unrelated to the Company’s own operating performance.

Additional risks are associated with becoming public through a “public shell company” or “reverse public offering.” For example, security analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of the Company’s Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary public offerings on behalf of the Company in the future.

The Common Stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of the Common Stock may drop below $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect the ability of investors to sell their shares. In addition, since the Common Stock is currently quoted on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A significant number of the shares of the Company’s common stock are eligible for sale, and their sale could depress the market price of the Company’s common stock.

Sales of a significant number of shares of the Company’s Common Stock in the public market could harm the market price of the common stock. As additional shares of the common stock become available for resale in the public market, the supply of the common stock will increase, which could decrease its price. The Company issued 125,000 shares of Common Stock in the Private Placement. Additionally, the Company issued shares of common stock in connection with the Merger. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of common stock. In general, a person who has held restricted shares for a period of six months or more may sell shares into the market; however, special rules apply to companies that are or previously were public shells, such as the Company, and holders of the Company’s Common Stock will not be able to sell shares pursuant to Rule 144 until the Company has had on file certain information pertaining to Defense Solutions with the SEC for a period of 12 months. The Company is submitting such information with this Form 8-K.

The Company’s officers and directors have significant voting power and may take actions that may not be in the best interests of other shareholders.

The Company’s officers and directors will control in excess of at least 45% of its voting securities following the closing of the Private Placement. If these stockholders act together, they will be able to exert significant control over the Company’s management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the common stock. This concentration of ownership may not be in the best interests of all the Company’s stockholders.

The offering price of the common stock was not determined by traditional criteria of value.

The offering price of the shares of the Company’s Common Stock issued and issuable in the Private Placement was arbitrarily established and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

The Company does not anticipate paying dividends in the foreseeable future, and the lack of dividends may have a negative effect on the stock price.

The Company currently intends to retain its future earnings to support operations and to finance expansion and, therefore, does not anticipate paying any cash dividends on its capital stock in the foreseeable future.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

•	adverse economic conditions,
•	inability to raise sufficient additional capital to operate the Company’s business,
•	unexpected costs, lower than expected sales and revenues, and operating defects,
•	adverse results of any legal proceedings,
•	the volatility of the Company’s operating results and financial condition,
•	inability to attract or retain qualified senior management personnel, including sales and marketing, and technical personnel, and
•	other specific risks that may be referred to in this Report.

All statements, other than statements of historical facts, included in this Report regarding the Company’s strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. The Company undertakes no obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, the Company cannot assure potential investors that these plans, intentions or expectations will be achieved. The Company discloses important factors that could cause the Company’s actual results to differ materially from its expectations under “Cautionary Statements” and elsewhere in this Report. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Cautionary Statements” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

On November 14, 2008, the Company acquired all of the outstanding capital stock of Defense Solutions in connection with the merger of a wholly owned subsidiary of the Company with and into Defense Solutions. The former stockholders of Defense Solutions were issued an aggregate 16,793,401 shares of Common Stock of the Company, and a principal stockholder of the Company surrendered 32,074,000 shares to the Company for cancellation. In connection with the Merger, the Company changed its name to Defense Solutions Holding, Inc. Simultaneously with the closing of the Merger, the Company completed the initial closing of the Private Placement and issued an aggregate of 125,000 shares of Common Stock for gross proceeds of $250,000 and net proceeds to the Company, after deduction of offering expenses of approximately $180,000.

As the Company has ceased its prior operations and will operate Defense Solutions as its sole line of business, the following discussion and analysis is of the financial condition and results of operations for the six months ended June 30, 2007 and 2006 and the years ended December 31, 2007 and 2006 of Defense Solutions. The following discussion and analysis should be read in conjunction with the financial statements, including footnotes, and other information presented in this report Form 8-K.

Defense Solutions is an international project management, executive consulting, and business development firm with branch offices on four continents. Defense Solutions began operations in 2001, and since that time has built a reputation as a leader in the refurbishment and upgrade of armored vehicles, as well as the provisioning of spare parts and equipment for military and police forces worldwide. In addition, Defense Solutions conducts program management, business development, and strategic studies in the Defense, Homeland Security and Information Technology markets.

Defense Solutions achieved 2007 revenues of $751,000. This represents sales growth of $390,000 over 2006 revenues. These revenues were primarily generated from executive consulting activities. Defense Solutions believes that it is well positioned in the project management and business development segments of its business to take advantage of significant opportunities that are unfolding in Iraq. Specifically, the withdrawal of United States and coalition forces is necessitating the re-armament of the Iraqi military. Having supplied refurbished military equipment previously to Iraq, Defense Solutions is uniquely positioned to address their ongoing military equipment requirements. In the coming years, management will endeavor to leverage this expertise and provide a wide variety of military and non-military products to the government of Iraq and other Middle Eastern, African and Asian countries.

Results of Operations

Year ended December 31 2007 compared to year ended December 31, 2006

For the year ended December 31, 2007, Defense Solutions reported net sales of $751,000 compared with $361,000 for the year ended December 31, 2006, a 108.0% increase from calendar 2006. This growth was primarily driven by a contract to oversee the evaluation of a new type of aviation troop seat designed to provide increased safety to military personnel being transported in rotary wing aircraft. Defense Solutions ceased providing services under this contract in 2007.

The net loss for 2007 was $1,996,000, or 265.8% of net sales, compared to $565,000, or 156.5% of net sales, for calendar 2006. The increase in the net loss as a percentage of net sales reflects the recognition of $911,000 in non-cash stock option compensation expense related to the issuance of incentive stock options and non-qualified stock options to employees and consultants of the Company.

Operating expenses for calendar 2007 increased to $2,638,000, or 351.3% of net sales, from $885,000, or 245.2% of net sales for calendar 2006. The increase of operating expenses, as a percentage of net sales, was primarily due to the recognition of $951,000 of stock option compensation expense in 2007 compared to $0 of stock compensation expense in 2006.

Other expenses, net for calendar 2007 was $108,000 compared to $41,000 during fiscal 2006. This increase was primarily due to higher interest expense caused by higher borrowing levels offset by slightly lower short-term rates.

In that Defense Solutions is in an accumulated loss position, no provision for income taxes is reflected in the financial statements.

Net loss for 2007 increased by 253.3% to $1,996,000 from $565,000 during calendar 2006 as a result of the factors described above.

Six months ended June 30, 2008 Compared to six months ended June 30, 2007

For the six months ended June 30, 2008, Defense Solutions reported net sales of $308,000 compared with $323,000 for the six months ended June 30, 2007, a 4.6% decrease from the prior corresponding six month period. This decrease was primarily driven by lower revenue levels associated with a contract to oversee the evaluation of a new type of aviation troop seat designed to provide increased safety to military personnel being transported in rotary wing aircraft. Defense Solutions has ceased providing services under this contract.

The net loss for the first six months of 2008 was $1,159,000, or 376.3% of net sales, compared to a loss of $304,000, or 94.1% of net sales, for the first six months of 2007. The increase in the net loss as a percentage of net sales reflects the increase in the number of employees and consultants of Defense Solutions hired in anticipation of future revenue.

Operating expenses for the six months ended June 30, 2008 increased to $1,360,000, or 441.6% of net sales, from $608,000, or 188.2% of net sales for the first six months of 2007. The increase of operating expenses, as a percentage of net sales, was primarily due to the higher labor costs.

Other expenses, net for the six months ended June 30, 2008 was $108,000 compared to $18,000 during the six months ended June 30, 2007. This increase was primarily due to higher interest expense caused by higher borrowing levels offset by slightly lower short-term rates.

In that Defense Solutions is in an accumulated loss position, no provision for income taxes is reflected in the financial statements.

Net loss for the six months ended June 30, 2008 increased by 253.3% to $1,159,000 from $304,000 during the first six months ended June 30, 2007 as a result of the factors described above.

Seasonality and Quarterly Periods

Defense Solutions’ business is not seasonal in nature.

Liquidity and Capital Resources

Defense Solutions has historically relied on cash flow from operations, borrowings under credit facilities and loans from related parties to support its operations. Defense Solutions may need to raise additional capital through offerings of debt or equity securities to sustain its operations, and the Company is seeking to raise up to $7,000,000 in the Private Placement to support the operations of Defense Solutions.

Cash used in operating activities for the calendar 2007 was $680,000 versus $464,000 for calendar 2006. During the six months ended June 30, 2008, Defense Solutions used $600,938 of cash in operating activities, compared to $182,904 for the comparable period of 2007. The increase in cash used is attributable to the increased operating loss incurred during the six months ended June 30, 2008.

There was no cash used in investing activities during 2007, compared to $73,411 used in 2006 for purchases of property and equipment. Cash used in investing activities during the six months ended June 30, 2008 consisted of a $7,850 advance to an employee. No cash was used in investing activities during the six months ended June 30, 2007.

Cash provided by financing activities increased to $691,172 in 2007 compared to $311,731 in 2006, primarily as a result of increased proceeds from bank loan and lines of credit and the issuance of promissory notes. Cash provided by financing activities during the six months ended June 30, 2008 increased to $577,318 compared to $160,864 for the comparable period of 2007, primarily as a result of proceeds from the issuance of promissory notes.

There can be no assurance that Defense Solutions will be successful in raising additional capital through additional borrowings, private placements (including the Private Placement being conducted by the Company) or otherwise. Even if it is successful in raising capital through the sources specified, there can be no assurances that any such financing would be available in a timely manner or on terms acceptable to Defense Solutions. Additional equity financing could be dilutive to shareholders, and any debt financing could involve restrictive covenants with respect to future capital raising activities and other financial and operational matters.

Future Commitments

Defense Solutions currently has capital lease commitments for computer and office equipment, furniture and fixtures, and inventory. As of June 30, 2008, the total cost of capitalized leases presented in the accompanying balance sheet amounted to $168,524 for computer and office equipment, and furniture and fixtures, and $260,178 (reduced for impairment to $100,000) for inventory. Amortization of the capital lease costs, except inventory, is included in depreciation and amortization expense.

In addition, Defense Solutions currently has an operating lease commitment for office space with an unrelated party for the period of five years through November 2010. Lease expense related to the office space for the six months ended June 30, 2008, and 2007, was $50,730 and $64,280 respectively.

Future noncancellable minimum rental commitments for leases as of June 30, 2008, were as follows:

	Operating	Capital
June 30,	Lease	Leases
2009	$73,749	$147,571
2010	75,881	43,671
2011	31,988	21,794

Total	$181,618	$213,036.00

Less - Amount representing interest		(22,740)

Present value of net minimum lease payments		190,296

Less - Current portion		(128,956)

Capital lease obligations, less current portion		$61,340

Defense Solutions has bank lines of credit, third-party short-term debt, and related party notes and loans. As of June 30, 2008, short-term and long-term debt consisted of the following:

June 30,
2008
Lines of credit with Banks, monthly payments of
interest only; interest ranging from prime - 0.75%
to prime + 8.%; due on demand; generally
unsecured, or collateralized by personal residential
real estate of director.	$704,911

Short-term promissory notes with unrelated parties;
12% interest; principal and interest due on 10/31/08;
collateralized by additional terms of a loan agreement
or subordinated secured promissory note, including
all assets of the Company subordinated to existing
debt, as necessary, EBITDA premium payments also due.	1,010,000

Short-term promissory notes with related parties; no
interest rate or 12% interest; due at various dates
through 10/31/08, unsecured or secured by a subordinated
lien on assets of the Company; EBITDA premium payments
also due.	40,000

Loan from related party, monthly payments of principal and
interest; 8.5% interest; due March 2014, unsecured.	73,390

Loans from related parties; non-interest bearing;
no terms for repayment; unsecured.	67,483

Capital lease obligations, secured.	190,296

Total	2,086,080

Less - Current portion	(1,962,387)

On November 1, 2007, Defense Solutions entered into a loan agreement with the Mikal Group (the “Lender”) to borrow up to $1,000,000. As of June 30, 2008, Defense Solutions had borrowed $1,000,000 under the loan agreement. The interest rate on amounts borrowed is 12% per annum. The total amount of principal and accrued interest was due and payable on October 31, 2008; however, Defense Solutions has elected to extend the due date for up to an additional 12 months, by agreeing to pay an extension fee of six percent of the principal outstanding plus accrued interest. The loan is secured by a first lien on all assets of Defense Solutions, subordinated to existing debt, as necessary.

In addition to the loan amounts, accrued interest, and extension fees, and subject to an election made by the Lender, Defense Solutions is required pay to the Lender 25%, up to a maximum of one times the aggregate total amount advanced under the loan agreement by the Lender, of Defense Solutions’ earnings before interest, taxes, depreciation and amortization (“EBITDA”) realized through December 31, 2009 (the “Revenue Stream Payments”). Defense Solutions is not obligated to make any Revenue Stream Payments on or prior to October 31, 2008. The Revenue Stream Payments are required to be made to the Lender no later than June 30, 2010, based on the audited financial statements from the relevant calendar year. As an alternative to the Revenue Stream Payments, the Lender may elect, at its sole discretion, to have a warrant issued whereby each $100,000 advanced to Defense Solutions under the loan agreement will entitle the Lender to purchase 2,710,071 shares of common stock of the Company at an exercise price of $.0001 per share. The warrant will be exercisable for a period of seven years from the date of issuance, by means of cash or cancellation of all or a part of the indebtedness under the loan agreement, on a dollar for dollar basis. The loan agreement grants to the Lender the right to appoint one member of the Board of Directors of Defense Solutions until the latest of (i) not less than $200,000 is owed in principal under the loan agreement; or (ii) the Lender holds not less than five percent of Defense Solutions’ outstanding common stock, on a fully diluted basis. (See Note 9 for additional information).

On November 30, 2007, Defense Solutions issued a subordinated secured promissory note to a third-party lender to borrow $10,000 for working capital purposes. The interest rate on the amount borrowed is 12% per annum. The total amount of principal and accrued interest was due and payable on October 31, 2008. Defense Solutions plans to seek an extension of the maturity date of the note. The promissory note is secured by a subordinated lien on the assets of Defense Solutions. In addition, the promissory note entitles the lender to receive a percentage of Defense Solutions’ EBITDA earned from the date of the promissory note through December 31, 2009 (regardless of whether the other amounts owed under the promissory note have been paid) as determined by Defense Solutions’ Board of Directors, equal to 25% multiplied by the aggregate amount borrowed under the promissory note, payable in arrears (the “EBITDA payment”). The first EBITDA payment was due to be made on October 31, 2008 for the period ended September 30, 2008; however, no payment was required as a result of the absence of EBITDA during such period. Subsequent EBITDA payments are required within thirty days after the end of each successive calendar quarter in respect of the EBITDA earned from the last day on which the prior payment was calculated and ending on the last day of such calendar quarter, and continue until the third-party lender has received an amount equal to the maximum amount of principal outstanding under the subordinated secured promissory note.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding the members of the Company’s Board of Directors and its executive officers immediately following the Merger. The directors listed below will serve until the next annual meeting of the Company’s shareholders.

Name	Age	Position
Col. Timothy D. Ringgold, Ph.D.	55	Chief Executive Officer and Director
LTC John A. Little	58	President, Chief Operating Officer
David V. DiFelice	52	Chief Financial Officer and Secretary
Gina A. Ringgold	53	Treasurer and Director
Avraham (Miko) Gilat	58	Director

Colonel Timothy D. Ringgold founded Defense Solutions in 2001 after thirty years of service in the U.S. Army, and currently serves as the company’s Chief Executive Officer. He serves as the Eastern Pennsylvania President for the Association of the United States Army, a chapter President for the Military Officers Association of America and a member of the Executive Committee for the National Defense Industrial Association’s Special Operations/Low Intensity Conflict division and for the Small Business division. COL Ringgold’s military decorations include the Defense Superior Service Medal and the Legion of Merit, among other awards. COL Ringgold earned a B.S. in Physics from the United States Military Academy at West Point, an M.A. in Economics from Temple University, an M.A. in Legislative Affairs and a Master of Philosophy in Public Policy from George Washington University, and a Ph.D. in Economics from LaSalle University. He is also a graduate of the U.S. Army Command and General Staff College and the U.S. Army War College.

LTC (R) John A. Little is the President and Chief Operating Officer of Defense Solutions. Prior to joining Defense Solutions, LTC Little was the Vice President of Sales, Marketing, and Information Technology and the Vice President of Operations and Training at Ubiquitel, a Sprint PCS affiliate from 2000 to 2005. He was also the Vice President of Operations of Pharmagraphics, an international pharmaceutical packaging company from 1998 to 2000. LTC Little retired in 1995 after a 21 year career as an infantry officer in the U.S. Army. He earned a B.S. in Engineering from the U.S. Military Academy, an M.S. in Physical Education from the University of Washington and an M.B.A. in International Business from Long Island University.

David DiFelice was appointed Chief Financial Officer and Secretary of Defense Solutions in September 2008. Prior to joining Defense Solutions, Mr. DiFelice served as the Chief Financial Officer for Celeren Corporation, a natural gas and electricity remarketer from June 2006 to August 2008. From December 2004 to March 2006, he was the Chief Financial Officer for Octagon Research Solutions, a pharmaceutical service organization that specializes in integration and streamlining of clinical testing and regulatory submission processes. From May 2001 to November 2004, Mr. DiFelice served as the Chief Financial Officer for Verilaw Technologies, an electronic court filing and legal document exchange company. Earlier in his career, he worked in the public accounting industry at Deloitte & Touche and in the venture capital industry at Safeguard Scientifics, Inc. Mr. DiFelice earned a B.S. in Business Administration from Drexel University and is a Certified Public Accountant.

Gina A. Ringgold is a Member of the Board of Directors and not an officer of the Company. Since Defense Solutions’ founding in 2001, Mrs. Ringgold has performed various duties ranging from bookkeeping to overall company financial management. Mrs. Ringgold is a graduate of West Chester University and has more than 35 years teaching experience. Mrs. Ringgold is the wife of Timothy D. Ringgold.

Avraham (Miko) Gilat currently serves as the chair of Soltam Group and Soltam Systems, positions that he has held since 1999. Soltam Systems is one of Israel’s prominent defense companies. He previously served as a director of Mikal Ltd., a holding company for a wide range of commercial activities and in various positions with Israel Military Industries, including vice president of marketing and vice president of business development. He also spearheaded U.S. activities for Israel Military Industries as the first head of the U.S. office, the area marketing director, and an economist. Mr. Gilat served in the Israel Defense Forces as a command and armor corps officer and retired from reserve duty as a major. He received an M.B.A. from New York University and a B.A. in economics from Tel Aviv University.

Advisory Board

Defense Solutions has established an Advisory Board currently consisting of three members which serves to advise management with respect to strategic initiatives, financial matters, government relations and foreign and domestic business development. Members of the Advisory Board provide services to Defense Solutions on a non-exclusive basis. Members of the Advisory Board do not meet on a formal or regular basis. The Defense Solutions management team consults with one or more members of the Advisory Board, as needed, from time to time, by means of meetings or telephone conference calls. Defense Solutions paid $108,000 in consulting fees to members of its Advisory Board during 2007.

The current members of the Defense Solutions Advisory Board are identified in the table below. Biographical data with respect to each member follows the table.

Name	Age	Occupation
Ambassador Stephan M. Minikes	70	Executive Consultant
Congressman Curt Weldon	60	Executive Consultant
Howard Butcher IV	71	Executive Consultant

Ambassador Stephan M. Minikes serves as the Foreign Policy Advisor on European Affairs at Defense Solutions. He is also Of Counsel to Xenophon Strategies, a strategic public and government affairs firm representing Fortune 500 American and European companies as well as major U.S. trade associations. Ambassador Minikes served as the United States Ambassador to the Organization for Security and Cooperation in Europe in Vienna, Austria from November 2001 until July 2005. From 1972 to 1974, he served in the Pentagon as legal counsel to Admiral Elmo R. Zumwalt, Jr., the Chief of Naval Operations. While at the Pentagon, Ambassador Minikes also served in the White House as counsel to Charles J. DiBona, Special Consultant to the President for Energy, in the development of national energy policy. He has practiced law for over 30 years, including with the law firms of Milbank, Tweed, Hadley & McCloy and Borden & Ball in New York and with Thelen Reid & Priest in Washington, D.C. Ambassador Minikes lectures on foreign policy, national defense, energy, international trade and finance and human rights and democracy. He graduated from Cornell University and earned a J.D. from Yale Law School and is admitted to the bars of the District of Columbia, New York, the U.S. Supreme Court, and the U.S. Military Court of Appeals.

Congressman Curt Weldon is a Strategic Advisor to Defense Solutions. Congressman Weldon represented the Seventh District of Pennsylvania for 20 years. He was a senior member of the House Armed Services Committee and was the Chairman of the Military Research and Development Subcommittee for six years. Congressman Weldon also served as the Vice Chairman of the Homeland Security Committee and founded the Homeland Security Caucus. He founded the Duma-Congress Study Group that coordinates legislative efforts in the Russian Duma and in Congress to foster a better working relationship between Russia and the U.S.

Howard Butcher IV is President and CEO of Butcher International, Inc., a privately owned company that he founded in 1978. The company currently provides private investment banking and corporate advisory services to young companies in a wide range of industry. From 1957 until founding Butcher International, Inc., Mr. Butcher had been associated in various capacities with Butcher & Company, Inc., and its predecessor firms, Butcher & Sherrerd, of which he was a General Partner, and Butcher & Singer, Inc. Butcher & Singer, Inc. was a Philadelphia based investment banking and brokerage firm in the Mid-Atlantic States, prior to its merger into WFS Financial, which was the parent of Wheat, First, Butcher, Singer. Mr. Butcher last served the company as Executive Vice President and Director of Butcher Resources, Inc., which was the Energy and Natural Resource investment-banking subsidiary of Butcher & Company, Inc.

Director Compensation

Neither the Company nor Defense Solutions paid any directors any compensation for serving as a director during 2006 or 2007.

The Company intends to compensate non-management directors primarily through the issuance of stock awards including, without limitation, stock options, restricted stock awards, stock grants and/or stock appreciation rights during the year ending December 31, 2009.

Executive Officer Employment Agreements

Defense Solutions is a party to employment agreements with each of its executive officers. In September 2008, Defense Solutions entered into an executive employment agreement with each of Col. Timothy D. Ringgold, the Company’s Chief Executive Officer, and John A. Little, the Company’s President and Chief Operating Officer (collectively, the “Employment Agreements”). The term of each of the Employment Agreements commenced on September 1, 2008 and ends on September 1, 2011, but is automatically renewed for successive one year periods unless terminated as provided in the Employment Agreements. Col. Ringgold and LTC Little are entitled to annual base salaries of $240,000 and $185,000, respectively, which may be increased by the Compensation Committee of the Board of Directors. In addition, both Col. Ringgold and LTC Little are eligible to receive an annual performance bonus based on the achievement of certain performance objectives as determined by the Compensation Committee of the Board of Directors. Defense Solutions will also provide certain benefits to Col. Ringgold and LTC Little, which include a comprehensive medical package, dental insurance, long-term disability coverage and a 401(k) Savings Plan/Profit Sharing Plan. Col. Ringgold and LTC Little will also be entitled to paid time off in accordance with Defense Solutions’ policies.

In the event that Col. Ringgold or LTC Little is terminated without Good Cause (as defined in the Employment Agreements), or Col. Ringgold or LTC Little terminates his employment for Good Reason (as defined in the Employment Agreements and used herein), Col. Ringgold or LTC Little, as the case may be, will be entitled to receive a severance payment equal to his annual base salary in effect on the date of termination.

In addition, in the event that within 180 days of a Change of Control (as defined in the Employment Agreements and used herein) of Defense Solutions, the employment of Col. Ringgold or LTC Little is terminated by Defense Solutions or its successor without Good Cause, or Col. Ringgold or LTC Little terminates his employment with Defense Solutions or its successor for Good Reason, Col. Ringgold or LTC Little, as the case may be, shall be paid a severance payment; provided however, that if the termination of employment occurs prior to the Change of Control, the Change of Control must have been considered by Defense Solutions at the time of termination for Col. Ringgold or LTC Little to be entitled to the severance payment. The amount of the severance payment will be equal to one and one-half (1.5) times the sum of Col. Ringgold’s or LTC Little’s annual base salary in effect immediately prior to the termination of Col. Ringgold’s or LTC Little’s employment and an amount which is the lesser of (1) $150,000 and (2) the aggregate amount of any bonuses paid to Col. Ringgold or LTC Little during the 12 months prior to the earlier of (A) the effective date of the Change of Control and (B) the date of Col. Ringgold’s or LTC Little’s employment terminates with Defense Solutions.

Pursuant to the Employment Agreements, any severance payment to be paid by Defense Solutions to Col. Ringgold or LTC Little is subject to Defense Solutions and Col. Ringgold or LTC Little entering into and not revoking a release of claims in favor of Defense Solutions.

Each of Col. Ringgold and LTC Little has agreed that (a) during the term of his employment with the Company and (b) for one year after the termination of his employment with the Company, he will not, directly or indirectly, be employed by, provide consulting services to or have any ownership interest (as a stockholder, partner or otherwise) in any Competing Business (as defined in the Employment Agreements), except for as permitted in the Employment Agreements.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2007 and 2006 of the Company’s Chief Executive Officer. No other executive officer of the Company earned annual compensation for the years ended December 31, 2007 and December 31, 2006 in excess of $100,000.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Years	Salary ($)			Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Col. Timothy D. Ringgold, Chief Executive Officer	2007 2006	$ $	26,000 14,000	(1)	$ $	--- ---	$ $	--- ---	$ $	--- ---	$ $	--- ---	$ $	--- ---	$ $	--- ---	$ $	16,000 14,000
__________

(1)	Of this amount, $10,000 was earned and accrued but not paid.

Securities Authorized for Issuance under Equity Compensation Plans

The Company had no securities authorized for issuance under equity compensation plans as of December 31, 2007.

After the completion of the Merger, the number of stock options outstanding under the Company’s’ Equity Incentive Plan, the weighted-average exercise price of outstanding stock options, and the number of securities remaining available for issuance, was as follows:

EQUITY COMPENSATION PLAN TABLE

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,246,520	$.32	8,553,480
Equity compensation plans not approved by security holders	---	---	---
Total	5,246,520	$.32	8,553,480

(a)	Represents shares issuable upon exercise of options issued under the Company’s Equity Incentive Plan upon completion of the Merger.

Outstanding Equity Awards at Fiscal Year-End

The Company had no outstanding equity compensation awards as of December 31, 2007.

The following table provides information about all equity compensation awards held by the executive officers of Defense Solutions upon completion of the Share Exchange:

OUTSTANDING EQUITY AWARDS

	Option Awards							Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Col. Timothy D. Ringgold	---	---	---	---	$	---	---	---	$	---	---	$	---
LTC John A. Little		579,075	---	---		$0.32	11/1/17	---		---	---		---
David V. DiFelice	---	---	---	---	$	---	---	---	$	---	---	$	---

Indemnification of Directors and Officers

As permitted by the provisions of the Nevada Revised Statutes, the Company has the power to indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the Company, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if (i) he or she has not breached his or her fiduciary duties under circumstances involving intentional misconduct, fraud or a knowing violation of law, and (ii) he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was illegal. Termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the Company’s best interests, and, in any criminal action or proceeding, he or she had no reasonable cause to believe the conduct was unlawful.

The Company must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter in the proceeding, to which he or she is a party because he or she is or was a director, officer, employee or agent, against expenses actually and reasonably incurred by him or her in connection with the defense.

The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

The Nevada Revised Statutes also permit a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

•	a director, officer, employee or agent of the corporation,

•	or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.

Such coverage may be for any liability asserted against him or her and liability and expenses incurred by him or her in the capacity as a director, officer, employee or agent, or arising out of status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Equity Incentive Plan

Effective upon the completion of the Merger, the Company adopted an Equity Incentive Plan. Following is a summary of the material terms of the Company’s Equity Incentive Plan.

The purpose of the plan is to allow employees, directors and consultants of the Company and its subsidiaries to participate in the Company’s growth and to generate an increased incentive for these persons to contribute to the Company’s future success and prosperity and to focus on its growth. Employees, directors and consultants are all eligible to receive awards under the plan. The plan will be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee is authorized to grant:

•	Incentive stock options within the meaning of Section 422 of the Internal Revenue Code

•	Nonqualified stock options

•	Stock appreciation rights

•	Restricted stock grants

•	Deferred stock awards

•
Other stock based awards to employees of the Company and its subsidiaries and other persons and entities who, in the opinion of the Board of Directors, are in a position to make a significant contribution to the success of the Company and its subsidiaries.

At the effective time of the Merger, the Company issued options to acquire 5,246,520 shares of the Company’s Common Stock having an exercise price of $.32 per share in exchange for outstanding options to acquire the Company’s Common Stock. A total of 13,800,000 shares of Common Stock have been reserved for issuance under the Company’s Equity Incentive Plan.

The Board of Directors has the power to determine the terms of any awards granted under the Equity Incentive Plan, including the exercise price, the number of shares subject to the award and conditions of exercise. Awards granted under the Equity Incentive Plan are generally not transferable. The exercise price of all incentive stock options granted under the Equity Incentive Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant.

Certain Relationships and Related Transactions and Director Independence

As of June 30, 2008, Defense Solutions owed approximately $140,000 to Timothy Ringgold, Chief Executive Officer of Defense Solutions, for working capital loans made by him. The loans are unsecured, non-interest bearing and have no terms for repayment.

As of June 30, 2008, Defense Solutions owed the Mikal Group $1,000,000 pursuant to a loan agreement which provides for interest at a rate of 12% per annum and requires Defense Solutions to pay to the Mikal Group 25% of Defense Solutions earnings before interest, taxes, depreciation and amortization realized through December 31, 2009, subject to a maximum payment of $1,000,000 (the “Revenue Stream Payments”). Defense Solutions is not required to make the Revenue Stream Payments, if any, until after October 31, 2008. In lieu of the Revenue Stream Payments, the Mikal Group may elect to receive a warrant to purchase 2,710,071 shares of the Company’s Common Stock at an exercise price of $.001 per share. Defense Solutions has elected to extend the maturity date of the loan made by the Mikal Group from October 31, 2008 to October 31, 2009 and owes the Mikal Group a $60,000 extension fee as a result of the election. The loan is secured by substantially all of the assets of Defense Solutions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on November 14, 2008, the effective date of the Merger, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group. Except as otherwise indicated, each of such shareholders maintains a business address at the Company’s headquarters at 707 Eagleview Boulevard, Suite 100, Exton, Pennsylvania 19341.

Name of Benefit Owner	No. of Shares		Percentage of Shares Outstanding
Col. Timothy D. Ringgold	16,214,000	(1)	50.8%
Gina A. Ringgold	16,214,000	(1)	50.8
TLG Investments Holdings, LLC	370,608		1.2
LTC John A. Little	579,075	(2)	1.8
Mikal Group	2,710,071	(3)	7.8
Avraham (Miko) Gilat	---		7.8
David V. DiFelice	---	(2)
Alliance Financial Network, Inc. (5)	1,990,800		6.2
Bishop Equity Partners LLC (6)	1,971,500		6.2
Tom Jamieson (7)	1,659,000		5.2
Directors and officers as a group (5 persons)	19,503,146	(8)	55.0%

(1)	These shares are owned jointly by Col. Timothy D. Ringgold and Gina A. Ringgold as tenants in the entirety. Col. Ringgold and Gina Ringgold are husband and wife.

(2)	Represents shares issuable upon the exercise of stock options that are exercisable within 60 days of November 14, 2008.

(3)	Represents shares issuable upon the exercise of a warrant that the Mikal Group has the right to elect to receive pursuant to a loan agreement with Defense Solutions.

(4)
Represents shares issuable upon the exercise of a warrant that the Mikal Group has the right to elect to receive pursuant to a loan agreement with Defense Solutions. Mr. Gilat is a co-owner of the Mikal Group and disclaims beneficial ownership of these shares which are duplicative of, and not in addition to, the shares subject to the warrant held by the Mikal Group.

(5)	This shareholder maintains an address at 2291 Arapahoe Road, Las Vegas, Nevada. William Bossung exercises investment and dispositive powers over the shares held by Alliance Financial Network, Inc.

(6)	This shareholder maintains an address at 10300 West Charleston Boulevard, Suite 13-378, Las Vegas, Nevada 89135.

(7)	This shareholder mains an address at 3134 Plimsol Road, Coquitlam, British Columbia, Canada 43C3X6.

(8)	Includes shares issuable pursuant to the exercise of options and warrant described in notes 2 and 4 above.

DESCRIPTION OF SECURITIES

The total number of shares that the Company is authorized to issue is 75,000,000 shares of Common Stock, par value $.001 per share.

Common Stock

All shares of Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of the Company’s Common Stock have no preemptive rights to acquire additional shares of common stock or any other securities. The Company’s common stock is not subject to redemption and carries no subscription or conversion rights.

The holders of Common Stock are entitled to one vote per share. The Company’s Certificate of Incorporation does not provide for cumulative voting. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company which are legally available for distribution.

MARKET PRICE OF THE COMPANY’S COMMON STOCK; DIVIDENDS

The Company’s Common Stock is currently quoted on the OTC Bulletin Board under the symbol “FXRI.” There have been no reported trades of the Common Stock to date on the OTC Bulletin Board.

The Company has not paid any dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future.

Item 3.02 Unregistered Sales of Equity Securities

On November 14, 2008, the Merger was completed and the Company acquired all of the outstanding common stock of Defense Solutions in exchange for issuing an aggregate of 16,793,401 shares of the Company’s Common Stock to the shareholders of Defense Solutions. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) in making such issuances.

Contemporaneous with the closing of the Merger, the Company sold to three subscribers an aggregate 125,000 shares of Common Stock at a price of $2.00 per share. The Company relied upon the exemptions provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder in making such issuances.

Item 5.01 Changes in Control of Registrant.

On November 14, 2008, the Company acquired all of the outstanding common shares of Defense Solutions pursuant to the Merger. Upon completion of the Share Exchange, the Company issued an aggregate of 16,793,401 shares of Common Stock to the former stockholders of Defense Solutions, and Michael T. Dendinger, the holder of 32,074,000 shares of Common Stock of the Company immediately prior to the Merger, surrendered such shares for cancellation. The Merger is being accounted for as a “reverse acquisition,” since the former stockholders of Defense Solutions own a majority of the outstanding shares of the Company’s common stock immediately following the Merger. No arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of the Company’s board of directors and, to the Company’s knowledge, no other arrangements exist that might result in a change of control in the future. As a result of the Merger and the change in the majority of the Company’s directors, a change in control occurred on the date of the consummation of the Merger.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon the closing of the Merger, Michael T. Dendinger, the Company’s sole director and officer resigned. See “Item 2.01 - Completion of Acquisition or Disposition of Assets - Management” for information with regard to the individuals who became officers and directors of the Company upon completion of the Share Exchange.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2008, the Company changed its fiscal year end from July 31st to December 31st to conform to the fiscal year of Defense Solutions. In addition, the Company amended and restated its Certificate of Incorporation to (i) increase the number of authorized shares of capital stock of the Company to 85,000,000 shares, including 75,000,000 shares of Common Stock and 10,000,000 shares of “blank check” preferred stock, the rights and preferences of which may be established by the Company’s Board of Directors and (ii) add provisions which limit the liability of directors as permitted by Nevada law and (iii) add a provision which provides that the directors of the Company have the power to adopt, amend and repeal by-laws.

Item 5.06 Change in Shell Company Status

See Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Financial Statements of Defense Solutions, Inc. are included herewith as Exhibits 99.1 and 99.2.

(b)	Pro Forma Financial Information

Pro Forma Financial Information giving effect to the acquisition of Defense Solutions, Inc. and the Company is included herewith as Exhibit 99.3.

(c)	Exhibits

Exhibit No.	Exhibits
2.1	Agreement and Plan of Merger among the Registrant, DefSol Acquisition Corp. and Defense Solutions, Inc.

3.1	Amended and Restated Certificate of Incorporation of the Registrant.

4.1	Equity Incentive Plan

10.1	Consultant’s Contract between Defense Solutions, Inc. and State of Maryland Port Administration

10.2	Consultancy Agreement between Electro-Optics Industries, Ltd. And Defense Solutions, Inc.

10.3	Consultancy Agreement between RAFAEL U.S.A., Inc. and Defense Solutions, Inc.

10.4	Blanket Purchase Agreement between the U.S. National Park Service and Defense Solutions, Inc. and Statements of Work issued thereunder.

10.5	Subcontract Agreement dated December 14, 2007 between Mercury Associates, Inc. and Defense Solutions, Inc.

10.6	MOBIS IDIQ Contract between the U.S. General Services Administration and Defense Solutions, Inc.

10.7	Loan Agreement dated as of December 1, 2007 between Defense Solutions, Inc. and Mikal Group

10.8	Executive Employment Agreement dated as of September 1, 2008 between Defense Solutions, Inc. and Timothy D. Ringgold

10.9	Executive Employment Agreement dated as of September 1, 2008 between Defense Solutions, Inc. and John A. Little

99.1	Financial Statements of Defense Solutions, Inc. as of and for the years ended December 31, 2007 and 2006 (audited)

99.2	Financial Statements of Defense Solutions, Inc. as of and for the six months ended June 30, 2007 and 2006 (unaudited)

99.3	Pro Forma Financial Information
_______________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Solutions, Inc.
(Registrant)

By:	/s/ John A. Little
Name:	John A. Little
Title:	President

Dated: November 20, 2008